UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DXLG	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02- DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2016 Incentive Compensation Plan

On August 12, 2020, Destination XL Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) as discussed in Item 5.07 below. At the Annual Meeting, the Company’s stockholders approved amendments to the Company’s 2016 Incentive Compensation Plan (the “2016 Plan”) to increase the total number of shares of common stock authorized for issuance under the 2016 Plan by 1,740,000 shares.

For a description of the material features of the 2016 Plan see “Proposal 4 –Amendments to the Company’s 2016 Incentive Compensation Plan to Increase the Total Number of Shares of Common Stock Authorized for Issuance Under the Plan by 1,740,000 Shares –Summary of the 2016 Incentive Compensation Plan” on pages 46 through 53 of the Company’s Definitive Proxy Statement on Schedule 14A filed on July 2, 2020 in connection with the Annual Meeting. Such description is qualified in its entirety by reference to the 2016 Plan, as approved and amended by the Company’s Board of Directors and stockholders, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07- Submission of Matters to a Vote of Security Holders.

On August 12, 2020, the Company held its Annual Meeting. Set forth below are the matters submitted at the Annual Meeting by the Board of Directors of the Company to a vote of stockholders and the final results of the voting for each proposal.

Proposal 1: Election of Directors.

The Company’s stockholders elected six directors to hold office until the 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.  The results of the voting were as follows:

	FOR	AGAINST	ABSTAIN	Broker Non-Votes
Harvey S. Kanter	26,588,960	563,392	1,384,971	10,646,177
Jack Boyle	21,092,322	6,059,605	1,385,396	10,646,177
Lionel F. Conacher	26,266,475	885,497	1,385,351	10,646,177
Willem Mesdag	26,222,833	929,139	1,385,351	10,646,177
Mitchell S. Presser	21,131,166	6,020,806	1,385,351	10,646,177
Ivy Ross	26,285,987	865,676	1,385,660	10,646,177

Proposal 2: Advisory Vote on Compensation of Named Executive Officers.

The compensation of the Company's named executive officers was approved by a non-binding advisory vote based upon the following votes:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
22,913,763	5,536,011	87,549	10,646,177

Proposal 3: Approval of an Amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of not less than 1-for-2 and not more than 1-for-15, such ratio, and the implementation and timing of such reverse stock split, to be determined in the sole discretion of the Company’s Board of Directors.

The proposal to amend to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock was approved by a majority of the shares of common stock outstanding on the record date based upon the following votes:

FOR	AGAINST	ABSTAIN
34,739,867	4,351,563	92,070

Proposal 4: Approval of Amendments to the Company’s 2016 Incentive Compensation Plan to increase the total number of shares of common stock authorized for issuance under the plan by 1,740,000 shares.

The amendments to the Company’s 2016 Incentive Compensation Plan were approved by a majority of the votes properly cast based upon the following votes.

FOR	AGAINST	ABSTAIN	Broker Non-Votes
21,833,148	6,648,127	56,048	10,646,177

Proposal 5: Ratification of Appointment of Independent Registered Public Accountants.

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending January 30, 2021 was ratified based upon the following votes:

FOR	AGAINST	ABSTAIN
38,202,514	916,375	64,611

ITEM 8.01 OTHER EVENTS.

Board of Directors appointments

On August 12, 2020, immediately following the Annual Meeting, the Company's Board of Directors appointed Lionel F. Conacher as the non-executive Chairman of the Board, replacing John E. Kyees, its departing Chairman. In addition, the following committee changes were made:

•	Mr. Conacher was appointed Chairperson of the Audit Committee;
•	Jack Boyle was appointed Chairperson of the Cybersecurity and Data Privacy Committee and a member of the Compensation Committee; and
•	Mitchell S. Presser was appointed as a member of the Audit Committee and will no longer serve as a member of the Compensation Committee.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Destination XL Group, Inc.’s 2016 Incentive Compensation Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	August 13, 2020	By:	/s/ Robert S. Molloy
Robert S. Molloy
Chief Administrative Officer, General Counsel and Secretary

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